EXHIBIT 99.2

VolitionRx Limited Announces Pricing of $16.5 Million Underwritten Public Offering of Common Stock

HENDERSON, Nevada, June 1, 2023 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition” or the “Company”), a multi-national epigenetics company, announced today the pricing of an underwritten public offering of 13,000,000 shares of its common stock at a public offering price of $1.27 per share. The gross proceeds to Volition from the offering, before deducting underwriting commissions and other estimated offering expenses payable by Volition, are expected to be $16.5 million. In addition, Volition has granted the underwriters a 30-day option to purchase up to an additional 1,950,000 shares of its common stock at the public offering price, less underwriting discounts and commissions, to cover over-allotments in connection with the offering. All of the shares of common stock in the offering were offered by Volition. The offering is expected to close on or about June 5, 2023, subject to the satisfaction of customary closing conditions.

Volition intends to use the net proceeds from the offering for research and continued product development, clinical studies, product commercialization, working capital and other general corporate purposes, including potential strategic acquisitions.

Freedom Capital Markets is acting as the book-running manager of the offering and Bancroft Capital is acting as co-manager.

The securities are being offered by Volition pursuant to a “shelf” registration statement on Form S-3 (File No. 333-259783) previously filed with the Securities and Exchange Commission (the “SEC”) on September 24, 2021, as amended on November 4, 2021, and declared effective by the SEC on November 8, 2021. The offering is being made only by means of a prospectus supplement and an accompanying base prospectus, as may be further supplemented by any free writing prospectus and/or pricing supplement that the Company may file with the SEC. A preliminary prospectus supplement and an accompanying base prospectus describing the terms of the proposed offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. The final prospectus supplement relating to the offering will be filed with the SEC and will also be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, the final prospectus supplement and the accompanying base prospectus relating to the offering can also be obtained, when available, in writing from Freedom Capital Markets, 40 Wall Street, 58th Floor, New York, NY 10005, or via email at EquitySyndicate@freedomcapmkts.com and via telephone at (800) 786-1469.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Volition

Volition is a multi-national epigenetics company powered by Nu.Q®, its proprietary nucleosome quantification platform. Through its subsidiaries, Volition is developing simple, easy to use, cost effective blood tests to help diagnose and monitor a range of life-altering diseases including certain cancers and diseases associated with NETosis such as sepsis and COVID-19. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life. The tests are based on the science of Nucleosomics™, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid—since changes in these parameters are an indication that disease is present.

Volition’s research, product development and manufacturing activities are centered in Belgium, with innovation and U.S. operations in California, and additional offices in Nevada, London and Singapore.

Media

Louise Batchelor/Debra Daglish, Volition

mediarelations@volition.com

+44 (0)7557 774620

Investors

Scott Powell, Volition

investorrelations@volition.com

+1 (646) 650 1351

Edison Advisors

volitionrx@edisongroup.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements reflect the current beliefs and expectations of management and include statements regarding the timing, size and expected gross proceeds of the offering, the expected use of proceeds from the offering, the satisfaction of customary closing conditions related to the offering and sale of securities, the grant to the underwriters of an option to purchase additional shares of common stock, and Volition’s ability to complete the offering. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition’s actual activities or results to differ materially from those indicated or implied by any forward-looking statement, including, without limitation, due to risks and uncertainties related to market conditions and the satisfaction of closing conditions related to the proposed public offering, risks disclosed in the section titled “Risk Factors” included in the preliminary prospectus supplement filed with the SEC on May 31, 2023, and risks disclosed in other documents Volition files from time to time with the SEC, including Volition’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics™ and Nu.Q® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries.

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